Exhibit 10.17
















                    CHAMPPS RESTAURANT DEVELOPMENT AGREEMENT

                                February 2, 1998


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                                TABLE OF CONTENTS




1.       GRANT OF DEVELOPMENT RIGHTS

2.       DEVELOPMENT SCHEDULE

3.       DEVELOPMENT PROCEDURES

4.       TRANSFERABILITY OF INTEREST

5.       DEFAULT AND TERMINATION

6.       OBLIGATIONS UPON TERMINATION

7.       COVENANTS

8.       RELATIONSHIP OF THE PARTIES

9.       INDEMNIFICATION

10.      APPROVALS AND WAIVERS

11.      NOTICES

12.      ENTIRE AGREEMENT

13.      SEVERABILITY AND CONSTRUCTION

14.      GOVERNING LAW, FORUM AND LIMITATIONS

15.      REPRESENTATIONS




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         THIS  AGREEMENT is made as of February 2, 1998, by and between  Champps
Entertainment, Inc., ("Champps"), a Minnesota corporation with its business headquarters at One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923, and Dean P. Vlahos ("Developer"), an individual with his principal address at 80 Gideons Point Road, Tonka Bay, Minnesota 55331.

                                    RECITALS

         As a result of the expenditure of time, skill, effort and money, Champps has developed and owns a unique and distinctive system ("Champps System" or the "System") relating to the development, establishment and operation of sports theme restaurants that provide the public with high-quality food and beverages ("Champps Restaurants").

         The distinguishing characteristics of the Champps System include a distinctive and identifying combination of foods and beverages; services; exterior and interior building designs; color scheme and decor; signage; furnishings and materials; special recipes and formulae; menus; preparation, service and delivery procedures and techniques; operating procedures for sanitation and maintenance, and methods and techniques for inventory and cost controls, record keeping and reporting, personnel management, purchasing, sales promotion and advertising.

         Champps identifies the Champps System by means of certain names, trademarks, logos, service marks, insignias, slogans, emblems, symbols and designs (collectively "Proprietary Marks") which Champps has designated or may in the future designate for use with the Champps System.

         Champps, by reason of its maintenance of high standards of quality for the food and beverages sold by Champps Restaurants operated by it or under its supervision and by reason of its maintenance of high standards of service rendered by these restaurants over a period of years, has created a substantial goodwill and demand for restaurants operated under the Champps System and the foods served at those restaurants.

         Developer acknowledges that the Champps System provides a firm foundation for a franchise operation featuring the highest standards of management, training, supervision, merchandising, service procedures and quality food products.

         Developer desires, upon the terms and conditions in this Agreement, to obtain a non-exclusive license to develop Champps Restaurants ("Franchised Restaurants") in the limited geographic area described in Appendix A ("Development Territory') under the supervision of, and in accordance with, the standards and specifications adopted and promulgated by Champps.

         Champps is ready to grant a license to Developer to develop Franchised Restaurants in the Development Territory upon the terms and conditions set forth below.

         In consideration of the mutual agreements set forth below and in the Separation Agreement and other good and valuable consideration, acknowledged by each of the parties to be satisfactory and adequate, Champps and Developer agree as follows:


1.       GRANT OF DEVELOPMENT RIGHTS

         1.1 Champps hereby grants to Developer the non-exclusive right to develop Franchised Restaurants in the Development Territory during the Development Term, upon the terms and conditions contained in this Agreement. The Development Term begins on the date this Agreement is signed by Champps and expires on the earlier of: (A) the date Developer opens the last Franchised Restaurant it is permitted to develop pursuant to this Agreement; or (B) the date that the last Franchised Restaurant is required to be opened pursuant to the attached Appendix B. There is no renewal term for this Agreement. Each Franchised Restaurant shall be located in the Development Territory at a specific location approved by Champps.


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         1.2 This Agreement is not a license or a franchise  agreement.  It does not give Developer the right to operate Champps Restaurants or use the System, nor does this Agreement give Developer any right to license others to operate Champps Restaurants or use the System. This Agreement only gives Developer an option to enter into Franchise Agreements for the operation of Franchised Restaurants at locations in the Development Territory approved by Champps. Each Franchised Restaurant developed pursuant to this Agreement shall be established and operated only in strict accordance with a separate Franchise Agreement.

         1.3 This Agreement does not give Developer any exclusive rights to use the Champps System or the Proprietary Marks in the Development Territory. Nothing in this Agreement shall prohibit Champps from: (A) operating or licensing others to operate Champps Restaurants at any location in the Development Territory other than the location of a Franchised Restaurant; (B) operating or licensing others to operate, after this Agreement terminates or expires, Champps Restaurants, any other restaurants or any other business at any location, including the location of a Franchised Restaurant, subject to the terms of applicable franchise agreements; (C) merchandising and distributing goods and services identified by the Proprietary Marks at any location through any method or channel of distribution other than restaurants; and (D) selling or distributing goods identified by the Proprietary Marks to restaurants other than Champps Restaurants. Champps reserves to itself all rights to use and license the Champps System and the Proprietary Marks other than those expressly granted under this Agreement.


2.       DEVELOPMENT

         During the Development Term, Developer shall have the right to develop in the Development Territory the number of Franchised Restaurants specified in the attached Appendix B, subject to the terms set forth in such Appendix B.


3.       DEVELOPMENT PROCEDURES

         3.1 Developer assumes all cost, liability and expense for locating, obtaining and developing sites for Franchised Restaurants and constructing and equipping Franchised Restaurants at approved sites. Developer shall be responsible for, all loss or damage originating in, or incurred in connection with, the development or operation of each Franchised Restaurant and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting from the development or operation of each Franchised Restaurant.

         3.2 Champps will provide Developer, as Champps may deem advisable, site selection assistance as part of its evaluation of Developer's request for site approval.

         3.3 For each proposed site for a Franchised Restaurant, Developer shall submit to Champps a complete real estate package (containing that information as Champps may reasonably require) for a proposed site which Developer reasonably believes to conform to site selection criteria Champps establishes from time to time for demographic characteristics, traffic patterns, parking, character of the neighborhood, competition from other businesses in the area, the proximity to other businesses (including other Champps Restaurants), the nature of other businesses in proximity to the site and other commercial characteristics (including the purchase price, rental obligations and other lease terms for the proposed site) and the size, appearance, other physical characteristics, and a site plan of the premises. Developer shall submit such real estate package to Champps within five (5) days of Developer entering into a letter of intent (whether binding or not) or purchase and sale agreement with respect to the lease or purchase any site on which Developer proposes to develop a Champps Restaurant.

         Developer acknowledges that, in order to preserve and enhance the reputation and goodwill of all Champps Restaurants and the goodwill of the Proprietary Marks, all Champps Restaurants must be properly developed and operated. Accordingly, Developer agrees that Champps may refuse to approve a site for a proposed Franchised Restaurant unless Developer demonstrates sufficient financial capabilities, in Champps' sole judgment, applying standards consistent with the then-existing criteria Champps uses to establish Champps Restaurants in other comparable market areas, to properly develop and operate the proposed Franchised Restaurant. To this end, Developer shall furnish Champps with such financial statements and other information regarding and the development and operation of the proposed Franchised Restaurant, including, without limitation, investment and financing plans for the proposed Franchised Restaurant, as Champps reasonably may require.

         3.4 Within 60 days after Champps' receipt of the real estate package discussed above, Champps shall advise Developer in writing whether it has approved a particular site. If Champps does not respond to a completed real estate package within 60 days, Champps shall be deemed to have denied approval of the site. Champps' approval or denial of approval of a site shall be determined by Champps in its reasonable discretion and shall be based on Champps' then-existing requirements for franchisees. (A site which Champps has approved shall be referred to as an "Authorized Site.")

         Champps' approval of one or more sites is not a representation or a promise by Champps that a Franchised Restaurant at an Authorized Site will achieve a certain sales volume or a certain level of profitability. Similarly, Champps' approval of one or more sites and its refusal to approve other sites is not a representation or a promise that an Authorized Site will have a higher sales volume or be more profitable than a site which Champps did not approve. Champps assumes no liability or responsibility for: (A) evaluation of an Authorized Site's soil for hazardous substances; (B) inspection of any structure on the Authorized Site for asbestos or other toxic or hazardous materials; or
(C)  compliance  with  the  Americans  With  Disabilities  Act  ("ADA").  It  is
Developer's sole responsibility to obtain satisfactory evidence and/or assurances that the Authorized Site (and any structures thereon) is free from environmental contamination and in compliance with the requirements of the ADA.

         3.5 Developer may not commence construction of a Franchised Restaurant at an Authorized Site until Developer and Champps have fully executed the then-current form of Champps Restaurant Franchise Agreement for the Authorized Site, modified, however, to provide that: (i) Developer shall pay no franchise fee with respect to such Franchised Restaurant, (ii) Developer shall pay a royalty with respect to such restaurant equal to 1.25% (subject to increase to 1.75% as provided in Section 8 of that certain Separation Agreement by and between Unique Casual Restaurants, Inc., Champps and the Developer dated as of the date hereof in the event of a sale or change of control of the applicable Franchised Restaurant , (ii) Developer shall promptly reimburse Champps for all costs and expenses incurred by Champps in connection with providing pre-opening support to Developer with respect to any Champps Restaurant developed by Developer pursuant to this Agreement, and (iii) subject to clause (ii) above, Champps agrees to provide pre-opening support to Developer with respect to the first three Champps Restaurants developed by Developer pursuant to this Agreement. The following conditions must be met before Champps will forward to Developer the then-current Champps Restaurant Franchise Agreement for execution:

         3.5.1 Developer must not be in default under this Agreement or any other agreement between Developer and Champps and, for the previous 6 months, Developer has not been in default beyond the applicable cure period under any agreement with Champps.

         3.5.2  Developer must be current on all obligations due Champps.

         3.5.3  Developer must be in compliance with terms of Appendix B.

         3.5.4 Champps has determined, in its sole discretion, that Developer is operating each of its Franchised Restaurants, and is capable of operating the proposed Franchised Restaurant, in accordance with all Franchise Agreements and with the Champps System.

         3.5.5  Developer  has  provided   financial   information   as  Champps
                reasonably may request regarding Developer and Developer continues to meet Champps' minimum financial criteria for opening a Franchised Restaurant.

         Provided Developer has met all of the preceding conditions, Champps will prepare and forward to Developer duplicate originals of the then-current form of Champps Restaurant Franchise Agreement (modified as described in Section
3.5 above) which Developer must execute and return to Champps within 20 days. Champps promptly will execute the Champps Restaurant Franchise Agreement and return one fully-executed Agreement to Developer. Upon receipt of a fully-executed Agreement Developer will be authorized to commence construction of a Franchised Restaurant at an Authorized Site.

         3.6 Developer agrees that Developer shall commence construction of a Champps Restaurant on a proposed site within six (6) months after the date on which Champps notifies Developer that such proposed site is acceptable to Champps. In the event that Developer does not commence construction of a Champps Restaurant on such site within such six (6) month period, Developer shall have no further rights to develop a Champps Restaurant on such site.

4.       TRANSFERABILITY OF INTEREST

         4.1 Transfer by Champps. Champps shall have the right to transfer or assign all or any part of its rights or obligations under this Agreement to any person or legal entity. Such conveyance or assignment shall be drafted as to recognize the pre-existing rights of Developer under this Agreement.

         4.2 Transfer by Developer. Developer understands and acknowledges that the rights and duties set forth in this Agreement are personal to Developer and that Champps has entered into this Agreement in reliance upon Developer's business skills, financial capacity and personal character. Accordingly, Developer shall not without the prior written consent of Champps, sell, assign, transfer, convey, donate, pledge, mortgage, or otherwise encumber this Agreement, any interest in this Agreement or any interest which, alone or together with other previous, simultaneous or contemplated transfers, would, or could by operation of law, result in a loss of control of Developer. These transactions shall be collectively referred to as "Transfers" in this Agreement. Any purported Transfer, by operation of law or otherwise, not having the prior written consent of Champps shall be null and void and shall constitute a material default by Developer, permitting Champps to terminate this Agreement, pursuant to Section 5. Champps acknowledges that Developer may incorporate one or more corporations to operate Champps Restaurants developed pursuant to this Agreement and that Developer contemplates transferring to one or more third parties up to an aggregate of 50% of the equity interests in each such operating company and Champps hereby consents to such transfers provided that Developer
(i) continues to be the beneficial and actual owner of at least 50% of the equity interests in such operating company and (ii) retains at all times control of and operating responsibility with respect to each such restaurant.


5.       DEFAULT AND TERMINATION

         5.1 Developer shall be deemed to be in default and Champps may, at its option, terminate this Agreement and all of the rights granted by this Agreement, upon written notice to Developer without affording Developer any opportunity to cure the default, upon the occurrence of any of the following events:

         5.1.1 Developer begins construction of a Franchised Restaurant at a site before Developer has received from Champps for execution a Champps Restaurant Franchise Agreement.

         5.1.2 Developer is convicted of, or pleads no contest to, a felony charge; provided, however, that if the felon owns less than a controlling ownership interest in Developer, this Agreement shall not be terminable by Champps by reason of the felony if, within 30 days of conviction or plea of no contest, the felon has entirely terminated his interest in Developer by transfer to his co-owners.

         5.1.3 Developer intentionally misuses or makes any material unauthorized use of the Proprietary Marks or any other identifying characteristic of the Champps System in a manner that reflects materially and unfavorably upon a Franchised Restaurant or the Champps System, or otherwise intentionally and materially impairs the goodwill associated therewith or Champps' rights therein, or there is a breach of any other obligation in
                Section 7.

         5.1.4 Champps discovers that Developer made a material misrepresentation or omitted a material fact in the information that was furnished to Champps in connection with its decision to enter into this Agreement.

         5.1.5 Developer knowingly falsifies any report required to be furnished Champps or makes any material misrepresentation in its dealings with Champps or fails to disclose any material facts to Champps.

         5.1.6 Any Transfer, that requires Champps' prior written approval, occurs without Developer having obtained Champps' prior written approval.

         5.1.7 Developer is insolvent or is unable to pay its creditors; files a petition in bankruptcy, an arrangement for the benefit of creditors or a petition for reorganization; there is filed against Developer a petition in bankruptcy, an arrangement for the benefit of creditors or petition for reorganization, which is not dismissed within 60 days of the filing; Developer makes an assignment for the benefit of creditors; or a receiver or trustee is appointed for Developer and not dismissed within 60 days of the appointment.

         5.1.8 Execution is levied against Developer's business or property; suit to foreclose any lien or mortgage against the premises or equipment of any Franchised Restaurant developed hereunder is instituted against Developer and is not dismissed within 60 days; or the real or personal property of any Franchised Restaurant developed hereunder shall be sold after levy thereupon by any sheriff, marshal or constable.

         5.1.9 Developer remains in default beyond the applicable cure period under the Separation Agreement or any other agreement with Champps or its affiliates, or Developer remains in default beyond the applicable cure period under any real estate lease, equipment lease, or financing instrument relating to a Franchised Restaurant, or Developer remains in default beyond the applicable cure period with any vendor or supplier to a Franchised Restaurant, or Developer fails to pay when due any taxes or assessments relating to a Franchised Restaurant or its employees, unless Developer is actively prosecuting or defending the claim or suit in a court of competent jurisdiction or by appropriate government administrative procedure or by arbitration or mediation conducted by a recognized alternative dispute resolution organization.

         5.2 Except for those items listed in preceding Section 5.1, Developer shall have 30 days after written notice of default from Champps within which to remedy the default and provide evidence of that remedy to Champps. If any such default is not cured within that time, this Agreement shall terminate without further notice to Developer effective immediately upon expiration of that time, unless Champps notifies Developer otherwise in writing. Notwithstanding the foregoing, if the default cannot be corrected within 30 days, Developer shall have such additional time to correct the default as reasonably required (not to exceed 90 days) provided that Developer begins taking the actions necessary to correct the default during the 30 day cure period and diligently and in good faith pursues those actions to completion. Developer shall be in default under this Agreement for its failure substantially to comply with any of the requirements imposed by this Agreement or any other agreement between Champps and Developer, as the foregoing may from time to time be supplemented, or its failure to carry out the terms of this Agreement in good faith.

         5.3 Notwithstanding the provisions of preceding Section 5.2, if Developer defaults in the payment of any monies owed to Champps when such monies become due and payable and Developer fails to pay such monies within 10 days after receiving written notice of default, then this Agreement will terminate effective immediately upon expiration of that time, unless Champps notifies Developer otherwise in writing.

         5.4 If Developer has received one or more notices of default under Sections 5.2 or 5.3 within the previous 12 months, Champps shall be entitled to send Developer a notice of termination upon Developer's next default within that 12 month period under Section 5.2 or 5.3 without providing Developer an opportunity to remedy the default.

         5.5 If any valid, applicable law or regulation of a competent, governmental authority with jurisdiction over this Agreement requires a notice or cure period prior to termination longer than set forth in this Section, this Agreement will be deemed amended to conform to the minimum notice or cure period required by the applicable law or regulation.

6.       OBLIGATIONS UPON TERMINATION

         6.1 Upon termination or expiration of this Agreement all rights granted by this Agreement to Developer immediately shall terminate and:

         6.1.1 Developer shall have no further right to develop or open Franchised Restaurants in the Development Territory, except that Developer shall be entitled to complete and open a Franchised Restaurant for which a Franchise Agreement has been fully executed. Termination or expiration of this Agreement shall not affect Developer's right to continue to operate Franchised Restaurants that were open and operating as of the date this Agreement terminated or expired.

         6.1.2 Developer promptly shall return to Champps all materials and information furnished by Champps, except materials and information furnished with respect to a Franchised Restaurant for which there is an effective Franchise Agreement.

         6.1.3  Developer and all persons subject to the covenants  contained in
                Section 7 shall continue to abide by those covenants and shall not, directly or indirectly, take any action that violates those covenants.

         6.1.4 Developer promptly shall pay all sums owed to Champps and its affiliates. In the event of termination for any default of Developer, those sums shall Include, without limitation, all damages, costs and expenses, including reasonable attorneys' fees, incurred by Champps as a result of the default. Developer also shall pay to Champps all damages, costs and expenses, including reasonable attorneys' fees, incurred by Champps subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief to enforce any provisions of this Section 6.

         6.1.5 Developer shall furnish Champps, within 30 days after the effective date of termination or expiration, evidence reasonably satisfactory to Champps of Developer's compliance with this
                Section 6.

         6.1.6 Developer shall not, except with respect to a franchised Champps Restaurant which is then open and operating pursuant to an effective Franchise Agreement: (A) operate or do business under any name or in any manner that might tend to give the public the impression that Developer is connected in any way with Champps or has any right to use the Champps System or the Proprietary Marks; or (B) make use or avail itself of any of the materials or information furnished or disclosed by Champps under this Agreement or disclose or reveal any such materials or information or any portion thereof to anyone else; or (C) assist anyone not licensed by Champps to construct or equip a food service outlet substantially similar to a Champps Restaurant.


7.       COVENANTS

         7.1 During the term of this Agreement,  Developer shall devote its best
efforts  to  the  development,   management  and  operation  of  the  Franchised
Restaurants in the Development Territory.

         7.2 Developer acknowledges that Champps owns all right, title and interest in and to the Champps System. Developer further acknowledges that: the Champps System consists of trade secrets and confidential and proprietary information and know-how that gives Champps a competitive advantage; Champps has taken measures to protect the trade secrets and the confidentiality of the proprietary information and know-how comprising the Champps System; all material or other information now or hereafter provided or disclosed to Developer regarding the Champps System is disclosed in confidence; Developer has no right to disclose any part of the Champps System to anyone who is not an employee, agent, consultant or counsel of Developer; Developer will disclose to its employees, agents, consultants or counsel only those parts of the Champps System that an employee, agent, consultant or counsel needs to know; and if requested by Champps, Developer shall obtain from those of its employees, agents, consultants or counsel designated by Champps an executed Confidential Disclosure Agreement in the form reasonably prescribed by Champps. Developer further acknowledges that it will not, other than as a Champps franchisee, acquire any interest in the Champps System and that the use or duplication of the Champps System or any part of the Champps System in any other business would constitute an unfair method of competition. Provided however, that none of the preceding or foregoing provisions shall apply to any information documents or know-how which is then generally known to the public or is disclosed in accordance with an order of a court of competent jurisdiction or in a manner otherwise required by law.

         Developer shall not, during the Development Tem or at any time thereafter, communicate or disclose any trade secrets or confidential or proprietary information or know-how of the Champps System to any unauthorized person, or do or perform, directly or indirectly, any other acts injurious or prejudicial to the Proprietary Marks or the Champps System. Any and all information, knowledge, know-how and techniques, including all drawings, materials, equipment, specifications, recipes, techniques and other data that Champps designates as confidential shall be deemed confidential for purposes of this Agreement.

         If Developer develops any new concepts, processes or Improvements relating to the Champps Restaurants developed pursuant to this Agreement and to the Champps System, Developer promptly shall notify Champps and provide Champps with all information regarding the new concept, process or improvement, all of which shall become the property of Champps and which may be incorporated into the Champps System without any payment to Developer.

         7.3 Developer acknowledges that: pursuant to this Agreement, Developer will have access to valuable trade secrets, specialized training and confidential information from Champps regarding the development, operation, purchasing, sales and marketing methods and techniques of Champps and the Champps System; the Champps System and the opportunities, associations and experience established and acquired by Developer under this Agreement are of substantial and material value; in developing the Champps System, Champps has made and continues to make substantial investments of time, technical and commercial research and money; Champps would be unable adequately to protect the Champps System and its trade secrets and confidential and proprietary information against unauthorized use or disclosure and would be unable adequately to encourage a free exchange of ideas and information among Champps Restaurants if franchisees or developers were permitted to hold interests in competitive businesses; and restrictions on Developer's right to hold interests in, or perform services for, competitive businesses will not hinder its activities.

         Accordingly, Developer covenants and agrees that during the Development Term, and for a period of 2 years following its expiration or earlier termination, Developer shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with, any person, firm, partnership, corporation, or other entity:

         (A) divert or attempt to divert any business or customer, or potential business or customer, of any Champps Restaurant to any competitor, by direct or indirect inducement or otherwise;

         (B) knowingly employ or seek to employ any person then employed by Champps or any franchisee of Champps as a manager, or otherwise directly or indirectly induce such person to leave his or her employment without Champps' prior written consent; or

         (C) own, maintain, operate, engage in, advise, help, make loans to, or have any interest in, either directly or indirectly, any restaurant business: (i) that is the same as, or substantially similar to, a Champps Restaurant or a Fuddruckers restaurant; or
                (ii) whose method of operation or trade dress is similar to that employed in the Champps System or in the operation of Fuddruckers restaurants. Champps trade dress includes, without limitation, the use of several of the following elements in the design and operation of the restaurant: extensive use of televisions, patio with fireplace, open kitchen, dining on multiple levels, disc jockey at restaurant. While it is understood that the use of some of these items are used in
                "casual dining" restaurants (i.e. Houston's Bandera, P.F. Chang's, TGI Friday's, Houlihan's, Landry's Seafood, Applebee's, Capitol Grille, Macaroni Grill, Cheesecake Factory, Z-Tejas, Palomino, Rock Bottom, J. Alexander's, etc.), the way in which several of these items are used in combination by Champps constitutes its distinctive trade dress. This covenant is not intended to cover all "casual dining" or sports-themed concepts. During the Development Term, there is no geographical limitation on this restriction. Following the expiration or earlier termination of the Development Term, this restriction shall apply within 15 miles of any then-existing Champps Restaurant or Fuddruckers restaurant, except as otherwise approved in writing by Champps. This restriction shall not apply to Developer's existing restaurant or foodservice operations, if any, which are identified in Appendix B.

         Champps acknowledges and agrees that, notwithstanding anything to the contrary herein, Vlahos may be engaged in and is hereby permitted to engage in the ownership operation, and management of new restaurant businesses including but not limited to "casual dining", formal dining, sports-themed and fast food restaurants, some of which may have elements of the trade dress of the Champps system (other than the extensive use of televisions), provided that those restaurants are not substantially similar to Champps or Fuddruckers restaurants.

         If any part of these restrictions is found to be unreasonable in time or distance, each month of time or mile of distance may be deemed a separate unit so that the time or distance may be reduced by appropriate order of the court to that deemed reasonable. If Champps files suit to enforce the post-termination portion of these restrictions, the 2-year period shall begin running upon the entry of a final, non-appealable judgment.

         7.4 Champps shall have the right, in its sole discretion, to reduce the scope of any covenant in this Section 7 effective immediately upon Developer's receipt of written notice, and Developer agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 12, so long as any such reduction does not add additional burden, limitation or restriction on Developer.

         7.5 The restrictions contained in this Section 7 shall not apply to ownership of less than a 5% legal or beneficial ownership in outstanding equity securities of any publicly held corporation by Developer. The existence of any claim Developer may have against Champps, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Champps of the covenants in this Section 7.

         7.6 Developer acknowledges that any failure to comply with the requirements of this Section 7 will cause Champps irreparable injury, and Developer hereby accordingly consents to the entry of an order by any court of competent jurisdiction for specific performance of, or for an injunction against violation of, the requirements of this Section 7. Champps may further avail itself of any other legal or equitable rights and remedies that in may have under this Agreement or otherwise.

8.       RELATIONSHIP OF THE PARTIES

         This Agreement does not create a fiduciary or other special relationship between the parties. Developer is an independent contractor with entire control and direction of the development and operation of each Franchised Restaurant, subject only to the conditions and covenants established by this Agreement. No agency, employment, or partnership is created or implied by the terms of this Agreement, and Developer is not and shall not hold itself out as agent, legal representative, partner, subsidiary, joint venturer or employee of Champps. Developer shall have no right or power to, and shall not, bind or obligate Champps in any way or manner, nor represent that Developer has any right to do so.

         The sole relationship between Developer and Champps is a commercial, arms' length business relationship and, except as provided in Section 9, there are no third party beneficiaries to this Agreement. Developer's business is, and shall be kept, totally separate and apart from any that may be operated by Champps. In all public records, in relationships with other persons, and on letterheads and business forms, Developer shall indicate its independent ownership of the Franchised Restaurants and that Developer is solely a franchisee of Champps.


9.       INDEMNIFICATION

         Developer and all guarantors of Developer's obligations under this Agreement shall, at all times, indemnify, defend (with counsel selected by Champps), and hold harmless (to the fullest extent permitted by law) Champps and its affiliates, and their respective successors, assigns, past and present directors, officers, employees, agents and representatives (collectively, "Indemnitees") from and against all liability, damages, costs and expenses (including reasonable attorneys' fees) incurred in connection with any action, suit, proceeding, claim, demand, investigation, inquiry (formal or informal), judgment or appeal thereof by or against Indemnitees or any settlement thereof (whether or not a formal proceeding or action had been instituted), arising out of or resulting from or connected with Developer's activities under this Agreement. Developer promptly shall give Champps notice of any such action, suit, proceeding, claim, demand, inquiry or investigation filed or instituted against Developer and, upon request, shall furnish Champps with copies of any documents from such matters as Champps may request.

         At Developer's expense and risk, Champps may elect to assume (but under no circumstances will Champps be obligated to undertake), the defense and/or settlement of any action, suit, proceeding, claim, demand, investigation, inquiry, judgment or appeal thereof subject to this indemnification. Such an undertaking shall, in no manner or form, diminish Developer's obligation to indemnify and hold harmless Champps. Champps shall not be obligated to seek recoveries from third parties or otherwise mitigate losses.

10.      APPROVALS AND WAIVERS

         10.1 Whenever this Agreement requires the prior approval or consent of Champps, Developer shall make a timely written request to Champps therefor, and such approval or consent shall be obtained in writing. Failure to seek and obtain such prior approval or consent shall constitute an event of default under
Section 5.2.

         10.2 Champps makes no warranties or guarantees upon which Developer may rely, and assumes no liability or obligation to Developer, by providing any waiver, approval, consent or suggestion to Developer in connection with this Agreement or by reason of any neglect, delay or denial of any request therefore.

         10.3 No failure of Champps to exercise any power reserved to it by this Agreement or to insist upon strict compliance by Developer with any obligation or condition hereunder and no custom or practice of the parties at variance with the terms of this Agreement shall constitute a waiver of Champps' right to demand exact compliance with any of the terms of this Agreement. Waiver by Champps of any particular default by Developer shall not affect or impair Champps' right to exercise any or all of its rights and powers herein, nor shall that constitute a waiver by Champps of any right hereunder, or of its right upon any subsequent breach or default, to terminate this Agreement prior to the expiration of its term

         10.4 Champps shall not, by virtue of any approvals, advice or services provided to Developer, assume responsibility or liability to Developer or to any third parties to which Champps would not otherwise be subject.

11.      NOTICES

         No notice, demand, request or other communication to the parties shall be binding upon the parties unless die notice is in writing, refers specifically to this Agreement and is addressed to: (A) if to Developer, addressed to Developer at the notice address set forth in Appendix B; and (B) if to Champps, addressed to Champps at its principal offices, current address: One Corporate Place, 55 Femcroft Road, Danvers, MA 01923 (marked Attn:
General Counsel) (Facsimile: 508-774-1374).

         Any party may designate a new address for notices by giving written notice of die new address pursuant to this Section. Notices shall be effective upon receipt and may be: (1) delivered personally; (2) transmitted by facsimile or electronic mail to the number(s) set forth above (or in Appendix B) with electronic confirmation of receipt; (3) mailed in the United States mail, postage prepaid, certified mail, return receipt requested; or (4) mailed via overnight courier.


12.      ENTIRE AGREEMENT

         This Agreement, the documents referred to herein, and the attachments hereto, constitute the entire, full and complete agreement between the parties concerning Developer's rights, and supersede any and all prior or contemporaneous negotiations, discussions, understandings or agreements. There are no other representations, inducements, promises, agreements, arrangements, or undertakings, oral or written, between the parties relating to the matters covered by this Agreement other than those set forth in this Agreement and in the attachments. No obligations or duties that contradict or are inconsistent with the express terms of this Agreement may be implied into this Agreement. Except as expressly set forth herein, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed in writing.

13.      SEVERABILITY AND CONSTRUCTION

         13.1 The parties agree that each covenant and provision of this Agreement shall be construed as independent of any other covenant or provision of this Agreement. The provisions of this Agreement shall be deemed severable.

         13.2 If all or any portion of a covenant or provision of this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in a decision to which Champps is a party, Developer expressly agrees to be bound by any lesser covenant or provision subsumed within the terms of the invalidated covenant or provision, that imposes the maximum duty permitted by law, as if the resulting covenant or provision were separately stated in and made a part of this Agreement.

         13.3 Except as otherwise provided in Section 9, nothing in this Agreement is intended or shall be deemed to confer upon any person or legal entity, other than Champps and those of their respective successors and assigns, any rights or remedies under, or by reason of, this Agreement.

         13.4 All captions in this Agreement are intended solely for the convenience of the parties and none shall be deemed to affect the meaning or construction of any provisions of this Agreement.

         13.5 All references in this Agreement to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable.

         13.6 This Agreement may be executed in two or more counterparts, and each copy so executed shall be deemed an original.

         13.7 Developer's obligations to Champps contained in this Agreement shall not be affected by termination, cancellation or expiration of this Agreement.

         13.8 No provision of this Agreement shall be interpreted in favor of, or against, any party because of the party that drafted this Agreement.

14.      GOVERNING LAW, FORUM AND LIMITATIONS

         14.1 This Agreement and any claim or controversy arising out of, or relating to, rights and obligations of the parties under this Agreement and any other claim or controversy between the parties shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to conflicts of laws principles. Nothing in this Section is intended, or shall be deemed, to make any Minnesota law regulating the offer or sale of franchises or the franchise relationship applicable to this Agreement if such law would not otherwise be applicable.

         14.2 The parties agree that, to the extent any disputes cannot be resolved directly between them, Developer shall file any suit against Champps only in the federal or state court, having jurisdiction where Champps' principal office is located at the time suit is filed. Champps may file suit in the federal or state court located in the jurisdiction where its principal office is located at the time suit is filed or in the jurisdiction where Developer resides or does business or where the Development Territory or any Franchised Restaurant is or was located or where the claim arose.

         14.3 Except for payments owed by one party to the other, any and all claims and actions arising out of, or relating to, this Agreement (including, without limitation, the offer and sale of a franchise to Developer), the relationship of Developer and Champps and Developer's operation of a Franchised Restaurant brought by any party against another party shall be commenced within 24 months from the occurrence of the facts giving rise to that claim or action or that claim or action shall be banned.

         14.4 Developer and Champps waive to the fullest extent permitted by law any right or claim of any consequential, punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each shall be limited to the recovery of actual damages sustained by it. Developer and Champps waive, to the fullest extent permitted by law, the right to bring, or be a class member in, any class action suits and the right to trial by jury.

         14.5 No right or remedy conferred upon or reserved to Champps or Developer by this Agreement is intended to be or shall be deemed exclusive of any other right or remedy herein set forth or available in law or equity, but each shall be cumulative of every other right or remedy.

         14.6 If Champps is required to enforce this Agreement in a judicial proceeding, the party prevailing in that proceeding shall be entitled to reimbursement of costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants' and expert witness fees, the cost of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, whether incurred prior to, in preparation for, or in contemplation of the filing of, any proceeding. The prevailing party shall be the party that prevails on its claims regardless of whether judgment is entered in its favor. If there are multiple claims, the costs and expenses shall be reimbursed accordingly. If Champps is required to engage legal counsel in connection with any failure by Developer to comply with this Agreement, Developer shall reimburse Champps for any of the above-listed costs and expenses incurred by Champps. In any judicial proceeding, the amount of these costs and expenses will be determined by the court and not by a jury.


15.      REPRESENTATIONS

         Developer  represents,   acknowledges  and  warrants  to  Champps  (and
Developer agrees that these representations, acknowledgments and warranties shall survive termination of this Agreement) that:

         15.1 This Agreement involves significant legal and business rights and risks. Champps does not guarantee Developer's success. Developer has read this Agreement in its entirety, conducted an independent investigation of the business contemplated by this Agreement, has been thoroughly advised with regard to the terms and conditions of this Agreement by legal counsel or other advisors of Developer's choosing, recognizes that the nature of the business conducted by Champps Restaurants may change over time, has had ample opportunity to investigate all representations made by or on behalf of Champps, and has had ample opportunity to consult with current and former Champps franchisees. The prospect for success of the business undertaken by Developer is speculative and depends to a material extent upon Developer's personal commitment, capability and direct involvement in the day-to-day management of the business.

         15.2 Champps' approval of one or more sites and its refusal to approve other sites is not a representation that the Authorized Sites will achieve a certain sales volume or a certain level of profitability, or that an Authorized Site will have a higher sales volume or be more profitable that an site which Champps did not approve. Champps' approval merely means that the minimum criteria which Champps has established for identifying suitable sites for proposed Champps Restaurant have been met. Because real estate development is an art and not a precise science, Developer agrees that Champps' approval, or refusal to approve a proposed site, whether a site report is completed and/or submitted to Champps or not, shall not impose any liability or obligation on Champps. The decision to accept to reject a particular site is Developer's, subject to Champps' approval. Preliminary approval of a proposed site by any representative of Champps is not conclusive or binding, because his or her recommendations may be rejected by Champps.

         15.3 Champps makes no express or implied warranties or representations that Developer will achieve any degree of success in the development or operation of the Franchised Restaurants and that success in the development and operation of the Franchised Restaurants depends ultimately on Developer's efforts and abilities and on other factors, including, but not limited to, market and other economic conditions, Developer's financial condition and competition.

         15.4 All information Developer provided to Champps in connection with Developer's franchise application and Champps' consent to the development of Champps' Restaurants is truthful and accurate.

         15.5 Developer's rights under this Agreement are non-exclusive and nothing prohibits Champps from operating or licensing others to operate Champps Restaurants at any location other than the location of a Franchised Restaurant and nothing in this Agreement prohibits Champps from operating restaurants, other than Champps Restaurants, at any location.

         15.6 The person signing this Agreement on behalf of Developer have full authority to enter into this Agreement and the other agreements contemplated by the parties. Execution of this Agreement or such other agreements by Developer does not and will not conflict with or interfere with, directly or indirectly, intentionally or otherwise, with the terms of any other agreement with any other third party to which Developer or any person with an ownership interest in Developer is a party.

         15.7 Developer acknowledges receipt of Champps' Franchise Offering Circular at least 10 business days prior to execution of this Agreement or payment of any monies to Champps and that Developer received this Agreement in the form actually executed at least 5 business days prior to the date of its execution by Developer.

         15.8 Developer has not received from Champps any representation of Developer's potential sales, expenses, income, profit or loss and has not received either from Champps, or anyone acting on its behalf, any representation other than those contained in Champps' Franchise Offering Circular as inducements to enter this Agreement.

         15.9 Even though this Agreement contains provisions requiring Developer to develop the Franchised Restaurants in compliance with the Champps Systems:
(A) Champps does not have actual or apparent authority to control the day-to-day conduct and operation of Developer's business or employment decisions; and (B) Developer and Champps do not intend for Champps to incur any liability in connection with or arising from any aspect of the Champps System or Developer's use of the Champps System.

         15.10 In the event of a dispute between Champps and Developer, the parties have waived their right to a jury trial.

         IN WITNESS WHEREOF, the parties have duly executed, sealed and delivered this Agreement as of the day and year first above written.

                                     CHAMPPS:

ATTEST:                              CHAMPPS ENTERTAINMENT, INC.


By:                                  By:

Title:                               Title:

                                     Date:

ATTEST/WITNESS:                      DEVELOPER:

                                     Dean P. Vlahos






                                     Date:

                                   APPENDIX A

                              DEVELOPMENT TERRITORY


         The Development Territory shall be:



                  Any location within the United States of American that is not within a twenty (20) mile radius of (i) an existing Champps Restaurant; (ii) any Champps restaurant site under development by Champps or under negotiation for development by Champps with a signed letter of intent, (iii) any Champps restaurant site under development by a current or potential Champps franchisee or licensee or under negotiation for development by a current or potential Champps franchisee or licensee with a signed letter of intent; or (iv) any exclusive territory granted by Champps to a third party franchisee or licensee.


Developer's rights in the Development Territory are non-exclusive, as described in Section 2. Any political boundaries contained in the description of the Development Territory shall be considered fixed as of the date of this Agreement and shall not change notwithstanding a political reorganization or a change in those boundaries. Unless otherwise specified, all street boundaries shall be deemed to end at the center street line.

                                   APPENDIX B

                             DEVELOPMENT INFORMATION

Development Schedule (Section 2). Subject to the restrictions set forth in Appendix A, Developer shall have the right to develop and operate five (5) Champps Restaurants anywhere in the United States, provided that such restaurants must be Developed within eight (8) years of the date hereof. If on the eighth anniversary of the date hereof Developer has Developed fewer than five (5) Champps Restaurants (excluding the Minnetonka Champps and the Eden Prairie Champps) pursuant to this paragraph 2, Developer shall have no further rights to develop or operate any additional Champps Restaurants under this Agreement.


Developer's Notice Address (Section 11).
  80 Gideons Point Road, Tonka Bay, Minnesota 55331.